ComTelco
                               International Inc.

                               Employment Contract

                                     between

                           ComTelco International Inc.
                              Hechtackerstrasse 41
                                 9014 St. Gallen
                                   Switzerland

                                    (Company)

                                       and

                                 Claudia Sutter
                                Konsumstrasse 20
                                   9240 Uzwil
                                   Switzerland

                                   (Employee)

The Company will employ the Employee and the Employee will be employed by the Company as set fourth in the following contract:

Position of Employee in the Company:

Claudia Sutter is employed as Chief Financial Officer (CFO).

Function within the Company:

As the Company's CFO the Employee shall supervise all the Company's financials and staff, employed for the purpose of accounting, financial reporting and administration. The Employee shall be responsible for all financial operations and controlling of the Company, its subsidiaries and companies directly or indirectly, fully or partially owned by the Company. She shall explicitly supervise other senior management of the Company and report on a timely basis to the board of directors on the activities, successes and failures ongoing in the Company. She shall be responsible for timely financial and controlling reports to the board of directors, shareholders and other entities needing such information as specified by the board of directors, the company's by-laws or as law may require. She shall undertake everything in her power, to allow the Company to operate profitably, and allow smooth operation of the Company from a financial point of view and to ensure efficiency in the operation of the Company's business. She shall actively take part in the management of the Company and shall keep herself informed of all aspects of the Company and i's business, focusing on financial, controlling, administrative and organizational aspects.

Duties & Responsibilities in the Company (including but not limited to):

Primarily, all aspects of the Company's business in any context.

Secondarily, the supervision and management of other members of senior management and of officers.

She shall report to the board of directors on a timely basis on all aspects in connection with the financials of the Company.

The Employee shall organize and invite members to the board of director meetings, and she shall organize and invite the shareholders to the annual shareholders meeting.

The Employee shall assist in possible acquisitions and/or mergers in which the company may partake and in the founding or conducting of new companies.

She shall assess and evaluate all aspects of the Company's business from a financial and cash flow point of view.


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

Directly reporting to:

To the CEO and the board of directors.

Starting date of the employment relationship:

March 1,1997.

Probation Period:

The probation period is set for 3 months from the starting date, during which each party can terminate the agreement with 2 weeks' notice.

Termination of employment:

a.    by the Company: 6 months after the dismissal by the board of directors.
b.    by the Employee: 6 months after the resignation to the board of directors.
c.    on her 65th birthday.

Working hours:

40 hours per week.

Overtime:

No overtime compensation is granted to the Employee.

Paid Vacation:

4 weeks of paid vacation per year (20 working days).

Reimbursement:

$ 95,000 per year, paid out in 13 equal monthly salaries, December of each year having an additional 13th salary.

Bonuses & Incentives:

No bonuses or incentives are part of this contract.

Social Security:

Social security is paid as requested by Swiss federal law.

Medical Aid:

During the first year, Medical aid is to be fully paid by the Employee. As of the second year of employment, medical aid is covered by the Company.

Pension Fund:

Pension fund contributions are paid according to Swiss federal law.

Motor Vehicle allowance:

When a motor vehicle is used for business purposes, such use is reimbursed at $.7 per kilometer.

Secondary Business and Employment:

The Employee agrees to devote the all of her time to her office and not to engage in other activities that would interfere with the fulfillment of her responsibilities.

The Employee may hold other offices in other companies with the permission of the board of directors, as long as such companies do not directly or indirectly compete with the Company's business.

Workplace:

Primary place of work is the Company's head office. Offices in other Company locations can be implemented as needed.


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

Business Travel:

All business and business related travel is covered by the Company.

Expenses:

All expenses incurred directly in connection with business by the Employee, any accompanying staff member, consultant or customer of the Company, are covered by the Company.

Tools:

The Company will provide to the Employee such tools as she requires to perform her duties hereunder.

Signatures:

The Employee, acting as CFO, in good faith enacting the will, targets and goals of the board of directors, and the Company, has the right to sign for and on behalf of the Company and its subsidiaries where law permits. The Employee will undertake, wherever possible and feasible, to provide any document with a second signature from another member of the board of directors or of the senior management.

Any transaction exceeding the value of $100,000 is subject to approval by the CEO.

Any transaction exceeding the value of $500,000 is subject to approval by the CEO and the board of directors.

Non Disclosure:

The Employee agrees not to disclose any information in connection with her duties for and on behalf of the Company to any party within or outside the Company, unless the disclosure of such information is directly connected to the fulfillment of the will, goals and targets of the board of the directors and the shareholders of the Company.

The Employee agrees to lead and manage the Company to the best of her ability, bearing the interests of Company's shareholders in mind and to follow the instructions, will, goals and targets of the board of directors in good faith and according to her best knowledge.

This contract replaces any preceding contract or agreement entered into by the parties to this Contract prior to the date hereof.

This contract is entered into under the laws of Switzerland.

Place of Jurisdiction is St. Gallen, Switzerland.


St. Gallen, February 25, 1997

ComTelco                              ComTelco              Claudia Sutter
International Inc.                    International Inc.    Konsumstrasse 20
                                                            9240 Uzwil
                                                            Switzerland

------------------------------------  --------------------  --------------------

August Steiner                        Roland Steiner        Claudia Sutter
Chairman of The Board of Directors    CEO, Director         Employee


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